ADAMIS PHARMACEUTICALS CORPORATION
STOCK OPTION GRANT NOTICE
INITIAL GRANT
2009 EQUITY INCENTIVE PLAN

Adamis Pharmaceuticals Corporation (the "Company"), pursuant to its 2009 Equity Incentive Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below.  This option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Option Agreement.

Optionholder:

Date of Grant (“Grant Date”):

Vesting Commencement Date: Grant Date

Number of Shares Subject to Option (“Option Shares”):

Exercise Price (Per Share): $____

Total Exercise Price:

Expiration Date: The day before the 10th anniversary of the Grant Date.

Type of Grant:	Nonstatutory Stock Option
Exercise Schedule:	Same as Vesting Schedule
Vesting Schedule:	½ of the Option Shares vest on the Grant Date. The remaining ½ of the Option Shares shall vest over the three years from the Grant Date at the rate of 1/36th of Option Shares each month.
Payment:	By one or a combination of the following methods of payment (described in the Option Agreement):
	☐	Cash or check
	☐	Pursuant to a Regulation T program (cashless exercise) if the shares are publicly traded
	☐	Delivery of already-owned shares if the shares are publicly traded
	☐	By net exercise, if the Company has established procedures for net exercise

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Additional Terms/Acknowledgements:    The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan.  Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options and other equity awards previously granted and delivered to Optionholder under the Plan or any other equity incentive plan of the Company, and (ii) the following agreements only:

OTHER AGREEMENTS:

OPTIONHOLDER:	ADAMIS PHARMACEUTICALS CORPORATION

By:
Signature		Signature
Date:	Title:
Residence Address:	Date:

ATTACHMENTS:    Option Agreement, 2009 Equity Incentive Plan and Notice of Exercise

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ADAMIS PHARMACEUTICAL CORPORATION
2009 EQUITY INCENTIVE PLAN

OPTION AGREEMENT
(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Option Agreement, Adamis Pharmaceuticals Corporation (the "Company") has granted you an option under its 2009 Equity Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.  The number of shares indicated in the Grant Notice gives effect to the reverse stock split of the Company’s common stock effected on April 1, 2009 and reflects post-reverse split shares, and the exercise price per share indicated in the Grant Notice reflects the exercise price per post-reverse stock split share of Common Stock.

The details of your option are as follows:

1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.  In addition, if the Company is subject to a Change in Control before your Continuous Service terminates, then all of the unvested shares subject to this option shall become fully vested and exercisable immediately prior to the effective date of such Change in Control.

2. NUMBER OF SHARES AND EXERCISE PRICE.  The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for any Capitalization Adjustment, as provided in the Plan.

3. METHOD OF PAYMENT.  Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company's reported earnings (generally six months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

(c) If the Company has established procedures for net exercise of options, then by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the "net exercise," (ii) shares are delivered to you as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations.

(d) In any other form of legal consideration that may be acceptable to the Board.

4. WHOLE SHARES.  You may exercise your option only for whole shares of Common Stock.

5. SECURITIES LAW COMPLIANCE.  Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6. TERM.  You may not exercise your option before the commencement or after the expiration of its term or after the term expires.  The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

(b) twelve (12) months after the termination of your Continuous Service for any reason (including after the termination of your Continuous Service in connection with a Change in Control where all of the unvested shares subject to your option become fully vested and exercisable immediately before the effective date of such Change in Control in accordance with the provisions of Section 1 above), other than your Disability or death (the "Twelve Month Post-Termination Exercise Period");

(c) twelve (12) months after the termination of your Continuous Service due to your Disability;

(d) twelve (12) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(e) the Expiration Date indicated in your Grant Notice;

(f) the day before the tenth (10th) anniversary of the Date of Grant; or

(g)  otherwise as may be provided Section 13.7 of the Plan.

In addition, if your sale of the shares acquired upon exercise of your option would subject you to suit under Section 16(b) of the Exchange Act, your option shall remain exercisable for an additional period until the earlier of (i) the expiration of a period of ten (10) days after the date on which a sale of the shares by you would no longer be subject to such suit, or (ii) the Expiration Date indicated in your Grant Notice.

7. EXERCISE.

(a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

8. TRANSFERABILITY.

(a) Restrictions on Transfer.  Your option is not transferable except by will or by the laws of descent and distribution and shall be exercisable during your lifetime only by you; provided, however, that the Board may, in its sole discretion, permit you to transfer your option in a manner that is not prohibited by applicable tax and/or securities laws upon your request.

(b) Domestic Relations Orders.  Notwithstanding the foregoing, your option may be transferred pursuant to a domestic relations order.

(c) Beneficiary Designation.  Notwithstanding the foregoing, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

9. OPTION NOT A SERVICE CONTRACT  Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

10. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision as directed by the Company (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent directed by the Company), for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law.  Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

11. PARACHUTE PAYMENTS.

(a) If any payment or benefit you would receive pursuant to a Change in Control from the Company or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be equal to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless you elect in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of accelerated vesting of Stock Awards; reduction of employee benefits. In the event that acceleration of vesting of Stock Award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of your Stock Awards (i.e., earliest granted Stock Award cancelled last) unless you elect in writing a different order for cancellation.

(b) The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

(c) The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to you and the Company within fifteen (15) calendar days after the date on which your right to a Payment is triggered (if requested at that time by you or the Company) or such other time as requested by you or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish you and the Company with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon you and the Company, except as specified below.

(d) If, notwithstanding any reduction described in this Section, the IRS determines that you are liable for the Excise Tax as a result of the receipt of the payment of benefits as described above, then you shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that you challenge the final IRS determination, a final judicial determination, a portion of the payment equal to the "Repayment Amount." The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that your net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in your net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, you shall pay the Excise Tax.

(e) Notwithstanding any other provision of this Section, if (i) there is a reduction in the payment of benefits as described in this Section, (ii) the IRS later determines that you are liable for the Excise Tax, the payment of which would result in the maximization of your net after-tax proceeds (calculated as if your benefits had not previously been reduced), and (iii) you pay the Excise Tax, then the Company shall pay to you those benefits which were reduced pursuant to this section contemporaneously or as soon as administratively possible after you pay the Excise Tax so that your net after-tax proceeds with respect to the payment of benefits is maximized.

12. NOTICES.  Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

13. GOVERNING PLAN DOCUMENT.  Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

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This Option Agreement has been executed by the undersigned as of the date set forth in the Grant Notice.

OPTIONHOLDER:	ADAMIS PHARMACEUTICALS CORPORATION

By:
Signature		Signature
Date:	Title:
Residence Address:	Date:

ATTACHMENT II

2009 EQUITY INCENTIVE PLAN

ATTACHMENT III

NOTICE OF EXERCISE

NOTICE OF EXERCISE

ADAMIS PHARMACEUTICALS CORPORATION
2658 Del Mar Heights Rd., 555
Del Mar, CA 92014

Date of Exercise:

Ladies and Gentlemen:

        This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive 	Nonstatutory 
Stock option grant date:
Number of shares as to which option is exercised:
Certificates to be issued in name of:
Exercise price per share:	$
Total exercise price:	$
Payment delivered herewith:	$
Form of payment:		Cash or check
		Pursuant to a Regulation T program (cashless exercise) if the shares are publicly traded
		Delivery of already-owned shares if the shares are publicly traded
		Net exercise if the Company has established procedures for net exercise

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2009 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

I agree that, if required by the Company (or a representative of the underwriters) in connection with an underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

SUBMITTED BY:	ACCEPTED BY:

ADAMIS PHARMACEUTICALS CORPORATION

By:
Printed Name	Signature
Title:
Date:
Signature